SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                           --------------------

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of                    October  10, 1996
earliest event reported)


                    HUGHES SUPPLY, INC.
     (Exact Name of Registrant as Specified in Charter)


      Florida            001-08772           59-0559446
  (State or other       (Commission         (IRS Employer
  Jurisdiction of      File Number)      Identification No.)
  Incorporation)


20 North Orange Avenue, Suite 200, Orlando, Florida       32801
(Address of Principal Executive Offices              (Zip Code)


Registrant's telephone number, including area    (407) 841-4755


                       Not Applicable
   (Former Name or Former Address, if Changed Since Last
                          Report)

Item 5.   Other Events

     Hughes Supply, Inc., a Florida corporation (the "Registrant"), entered into an Amended and Restated Revolving Credit and Line of Credit Agreement, dated as of October 10, 1996 (the "Amended Credit Agreement"), with SunTrust Bank, Atlanta ("SunTrust Bank, Atlanta"), individually, as Agent, and as Administrative Agent, SunTrust Bank, Central Florida, National Association ("SunTrust, Central Florida"), individually and as Agent, NationsBank, N.A. (South) ("NationsBank"), SouthTrust Bank of Alabama, National Association ("SouthTrust"), and First Union National Bank of Florida ("First Union") (SunTrust Bank, Atlanta, SunTrust, Central Florida, NationsBank, SouthTrust and First Union are collectively referred to herein as the "Lenders") providing for the amendment and restatement of the Registrant's existing credit facility with the Lenders (the "Original Credit Agreement") and for a Revolving Loan Commitment and a Line of Credit Commitment of up to $100 million and $50 million respectively. A copy of the Amended Credit Agreement is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.


Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits

     (c)  Exhibits

          99.1 Amended and Restated Revolving Credit and Line of Credit Agreement, dated as of October 10, 1996, by and among the Registrant, SunTrust Bank, Atlanta, SunTrust Bank, Central Florida, NationsBank, SouthTrust and First Union. The Amended Credit Agreement contains a table of contents identifying the contents of the Schedules and Exhibits, all of which have been omitted. The Registrant agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the Commission upon request.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HUGHES SUPPLY, INC.


Date:  October 22, 1996            By: /s/ J. Stephen Zepf
                                   J. Stephen Zepf
                                   Treasurer and Chief Financial Officer
                               EXHIBIT INDEX

Exhibit
Number    Description

99.1 Amended and Restated Revolving Credit and Line of Credit Agreement, dated as of October 10, 1996, by and among the Registrant, SunTrust Bank, Atlanta, SunTrust Bank, Central Florida, NationsBank, SouthTrust and First Union.